Exhibit 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Paul R. Kimmel, certify that:

1.  The Annual Report on Form 10-KSB for the year ended June 30, 2006 (the “Report”) of MediCor Ltd. (the “Company”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 28, 2006

/s/ Paul R. Kimmel
Paul R. Kimmel
Chief Financial Officer